UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California 90245

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 7, 2012, Cereplast, Inc. (the “Company”) received notice from NASDAQ that it became non-compliant with the audit committee requirement set forth in Listing Rule 5605(c)(2), upon the resignation of Petros G. Kitsos as a director of the Company. The letter provides that the Company has until the earlier of the Company’s next annual shareholders’ meeting or February 21, 2013 or if the next annual shareholders’ meeting is held before August 20, 2012, then the Company must evidence compliance no later than August 20, 2012.

On March 5, 2012, the Company’s Board of Directors enacted a resolution to appoint Mr. Franklin Hunt to the Audit Committee. Mr. Hunt’s appointment becomes effective on April 1, 2012. Mr. Hunt has been a Director of the Company since September 2010. Upon the effectiveness of Mr. Hunt’s appointment, the Company’s audit committee will comprise of three independent directors as required by Listing Rule 5605(c)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 9, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer Chief Executive Officer